UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 27, 2009
 (Date of Earliest Event Reported)

On Assignment, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 878-7900
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 27, 2009, with the approval of its board of directors, On Assignment, Inc., a Delaware corporation, (the “Company”) entered into Amendment No. 1 to Credit Agreement (the “Amendment”) among the Company, the Guarantors (as defined in the Credit Agreement), UBS AG, Stamford Branch, as administrative agent, and the lenders listed on the signature pages thereto, amending that certain Credit Agreement, dated as of January 31, 2007 (the “Credit Agreement”), among the Company, the Guarantors, each lender from time to time party thereto, UBS AG, Stamford Branch, as administrative agent, issuing lender and collateral agent, UBS Securities LLC, as arranger, bookmanager and syndication agent, UBS Loan Finance LLC, as swingline lender, and the co-documentation agents named therein. Pursuant to the Amendment, the financial covenants under the Credit Agreement relating to the Company's maximum total leverage ratio and minimum interest coverage ratio are amended as follow: (a) maximum total leverage ratio of 3.25x for calendar year 2009, 3.00x for January 1, 2010 through September 30, 2010, 2.75x for October 1, 2010 through December 31, 2011, and 2.50x for January 1, 2012 and thereafter; and (b) minimum interest coverage ratio of 4.00x.  In addition, the Amendment modifies the definition of “LIBOR Rate” to include a 3.0% floor and increases the spread on revolving and term loans by 150 basis points. Furthermore, as a condition to the effectiveness of the Amendment, the Company agreed to pre-pay $15,000,000 of term loans. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits
Exhibit No.	Description

Exhibit 10.1	Amendment No. 1 to Credit Agreement, dated as of March 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: March 27, 2009	By:	/s/ James L. Brill
	Name:	James L. Brill
	Title:	Sr. Vice President, Finance and
Chief Financial Officer